*** Exercise Your Right to Vote *** IMPORTANT NOTICE Regarding the Availability of Proxy Materials for the Shareholder meeting to be held on September 24, 2009. H&R BLOCK, INC. H&R BLOCK H&R BLOCK, INC. ONE H&R BLOCK WAY KANSAS CITY, MO 64105 M15999-Z50302 Notice of Annual Meeting Meeting Type: Annual For holders as of: 08/06/2009 Date: 09/24/2009 Time: 9:00 a.m. central time Location: Copaken Stage Kansas City Repertory Theatre H&R Block Center One H&R Block Way Kansas City, MO 64105 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICEAND PROXY STATEMENT ANNUAL REPORTHow to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:1) BYINTERNET: www.proxyvote.com 2) BYTELEPHONE: 1 -800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. To facilitate timely delivery, please make the request as instructed above on or before 09/10/09. — How To Vote — Please Choose One of the Following Voting Methods Vote In Person: To vote in person, you must attend the annual meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.M16000-Z50302

Voting Items The H&R Block, Inc. Board of Directors unanimously recommends a vote “FOR” all the director nominees listed below and “FOR” the other listed proposals. 1. Election of Directors Nominees: 1a. Alan M. Bennett 1b. Thomas M. Bloch 1c. Richard C. Breeden 1d. Robert A. Gerard 1e. Len J. Lauer 1f. David B. Lewis 1g. Tom D. Seip 1h. L. Edward Shaw, Jr. M16001-Z50302 M16002-Z50302 1i. Russell R Smyth 1j. Christianna Wood 2. Approval of an advisory proposal on the Company’s executive pay-for-performance compensation policies and procedures. Approval of an amendment to the 2003 Long-Term Executive Compensation Plan to increase the aggregate number of shares of Common Stock issuable under the Plan from 10,000,000 to 14,000,000. 4. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending April 30, 2010.